Exhibit 5.1

Cletha A. Walstrand

Attorney at Law

1322 West Pachua Circle

Ivins, UT 84738

Office: 435-688-7317 Fax: 435-688-7318

October 9, 2012

Methes Energies International Ltd.
3651 Lindell Road
Las Vegas, Nevada, 89103

Dear Sirs:

          We have acted as counsel to Methes Energies International Ltd., a Nevada corporation (the “Company”), in connection with the proposed issuance of Securities (as defined below) under a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), registering the offering by the Company of the following Securities, including securities which may be issued on the exercise of the over-allotment option):

          (a) 805,000 units (the “Units”), each consisting of one share of the Company’s common stock, $.001 par value (the “Common Stock”), one Class A warrant (a “Class A Warrant”) to purchase one share of Common Stock, and one Class B warrant (a “Class B Warrant”) to purchase one share of Common Stock; (b) 805,000 shares of Common Stock included in the Units; (c) 805,000 Class A Warrants; (d) 805,000 Class B Warrants; (e) 805,000 shares of Common Stock underlying the Class A Warrants; (f) 805,000 shares of Common Stock underlying the Class B Warrants; (g) the warrants to be issued to the representative of the several underwriters to purchase up to 70,000 units identical to the Units (the “Representative’s Warrants”); (h) 70,000 units underlying the Representative’s Warrants; (i) 70,000 shares of Common Stock underlying the units underlying the Representative’s Warrant; (j) 70,000 Class A warrants underlying the units underlying the Representative’s Warrant; (k) 70,000 Class B warrants underlying the units underlying the Representative’s Warrant; (l) 70,000 shares of Common Stock underlying the Class A warrants underlying the units underlying the Representative’s Warrant; (m) 70,000 shares of Common Stock underlying the Class B warrants underlying the units underlying the Representative’s Warrant; and (n) any additional securities issued pursuant to Rule 462(b) of the Act. The securities described in clauses (a) through (n) above are hereinafter referred to as the “Securities.”

          In this regard, we have reviewed the Company’s Amended and Restated Certificate of Incorporation, resolutions adopted by the Company’s Board of Directors, the Registration Statement, certain exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that the Securities (i) have been duly and validly authorized for issuance; (ii) when issued as contemplated by the Registration Statement and, in the case of those Securities underlying warrants, when issued in accordance with the terms of the applicable warrants, will be legally issued, fully paid and non-assessable. All of the warrants included in the Securities, including without limitation the warrants referred to in clauses (c), (d), (g), (j) and (k) above will, when issued as contemplated in the warrant agreement attached as an exhibit to the Registration Statement, be validly issued and constitute a legally valid and binding obligation of the Company.

This opinion is limited to (i) the federal laws of the United States of America, including statutory provisions and reported judicial decisions interpreting those laws and (ii) the laws of the State of Nevada, including statutory provisions, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus under the heading “Legal Matters.” In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cletha A. Walstrand
Cletha A. Walstrand
Attorney at Law